Exhibit 10.27

PROMISSORY NOTE

October 28, 2021	US$3,000,000

FOR VALUE RECEIVED, MODULAR MEDICAL, INC., a corporation incorporated under the laws of the State of Nevada and located at 16722 W. Bernardo Drive, San Diego, California 92127 (the “Borrower”), hereby promises to pay to the order of Manchester Explorer, L.P., a limited partnership organized under the laws of the State of Delaware and located at 2 Calle Candina, No. 1701, San Juan, Puerto Rico 00907, or its successors or assigns (the “Lender”), the amount then outstanding hereunder but not to exceed the principal amount of Three Million United States Dollars (US$3,000,000), by no later than March 15, 2022 (the “Maturity Date”), subject to the accelerated payment obligation set forth in Section 2.2. This Promissory Note, as may be amended or supplemented from time to time, shall be referred to herein as the “Note.”

1.           Defined Terms. For purposes of this Note, except as otherwise expressly provided or otherwise defined elsewhere in this Note, or unless the context otherwise requires, the capitalized terms in this Note shall have the meanings assigned to them as follows:

1.1              “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

1.2              “Bankruptcy Law” shall have the meaning given to it in Section 3.1.

1.3              “Borrower” shall have the meaning given to it in the preamble hereof.

1.4              “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

1.5              “Claim” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

1.6              “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

1.7              “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

1

1.8              “Custodian” shall have the meaning given to it in Section 3.1.

1.9              “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

1.10          “Event of Default” shall have the meaning given to it in Section 3.1.

1.11          “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

1.12          “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

1.13          “Interest Rate” shall have the meaning given to it in Section 2.2.

1.14          “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

1.15          “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

1.16          “Lender” shall have the meaning given to it in the preamble hereof.

1.17          “Maturity Date” shall have the meaning given to it in the preamble hereof.

1.18          “Material Adverse Effect” hall mean: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, prospects, properties, financial condition or results of operations of the Borrower; (ii) a material impairment of the ability of the Borrower to perform any of its Obligations under any of the Transaction Documents; or (iii) a material adverse effect on: (A) any material portion of the “Collateral” (as such term is defined in the Security Agreement); (B) the legality, validity, binding effect or enforceability against the Borrower of any of the Transaction Documents; (C) the perfection or priority of any Encumbrance granted to Lender under any Transaction Documents; or (D) the rights or remedies of the Lender under any of the Transaction Documents. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Lender, in its sole discretion.

2

1.19          “Material Equity Holder” shall have the meaning given to it in Section 4.12.

1.20          “Note” shall have the meaning given to it in the preamble hereof.

1.21          “Obligations” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations existing or incurred under this Note or any other Transaction Documents, or any other agreement between any of the Borrower and the Lender, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

1.22          “Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

1.23          “Organizational Documents” shall have the meaning given to it in Section 4.3.

1.24          “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

1.25          “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

1.26          “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

1.27          “Security Agreement” means that certain Security Agreement, dated as October __, 2021, as amended from time to time, between the Borrower to the Lender.

1.28          “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

1.29          “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

3

1.30          “Transaction Documents” means this Note any and all documents or instruments executed or to be executed by the Borrower in connection with this Note, any other promissory notes issued by the Borrower to the Lender, the Security Agreement, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.           Draws; Payments of Principal and Interest.

2.1              Draws. Provided that not Event of Default has occurred, on any date prior to the Maturity Date, upon no less than three days written notice from the Borrower specifying the requested amount (the “Draw Amount”), the Lender shall advance the Draw Amount to the Borrower in accordance with such wire instructions as the Borrower shall specify in writing to the Lender. No Draw Amount shall be in an amount less than one hundred thousand United States Dollars ($100,000) or exceed an amount equal to Three Million United States Dollars (US$3,000,000) minus the aggregate principal amount outstanding hereunder at the time of such draw request. All Draw Amounts advanced hereunder shall be recorded on Exhibit A hereto.

2.2              Payment of Principal and Interest. The principal amount of this Note and any interest thereon shall be paid to the Lender no later than the earlier of (i) Maturity Date and (ii) the date on which the Borrower shall have received proceeds in excess of $12,000,000.00 from a transaction or series of related transactions occurring prior to the Maturity Date, which such transactions constitute equity financings or other issuances of the Company’s equity securities.

2.3              Interest. Any Draw Amounts borrowed hereunder shall bear a single interest payment of twelve percent (12.00%) of the applicable Draw Amount which shall be fully earned upon the advance of such Draw Amount.

2.4              General Payment Provisions. All payments of principal and interest shall be made shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Lender may designate by written notice to the Borrower in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day.

2.5              Optional Prepayment. The Borrower may pre-pay any amounts outstanding under this Note without penalty at any time.

3.           Defaults and Remedies.

3.1              Events of Default. An “Event of Default” means: (i) a failure to make payment of principal or interest on this Note, following notice of such failure and a five (5) day opportunity to cure; (ii) a failure by the Borrower to comply with any material provision of this Note following notice of such failure and a five (5) day opportunity to cure; (iii) any written warranty, representation, certificate or statement of the Borrower and/or the Pledgor in this Note or any other Transaction Document or any other agreement with the Lender shall be false or misleading in any material respect when made or deemed made; (iv) the Borrower, pursuant to or within the meaning of any Bankruptcy Law (as defined herein): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian (as defined herein) of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Borrower in an involuntary case; (B) appoints a Custodian of the Borrower for all or substantially all of its property; or (C) orders the liquidation of the Borrower, and the order or decree remains unstayed and in effect for sixty (60) days. “Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

4

3.2              Remedies. If an Event of Default occurs and is continuing, the Lender, may declare all of this Note, including any interest and other amounts due, to be due and payable immediately. The Lender shall have all rights available to it at law or in equity. The Lender, may assess reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred or anticipated by the Lender in collecting or enforcing payment hereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and together with all other sums due by the Borrower hereunder, all without any relief whatsoever from any valuation or appraisement laws, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Lender at law, in equity, or under this Note.

4.           Representations and Warranties.

4.1              Organization. The Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of Nevada, and has the full power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Note and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Borrower is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. The exact legal name of the Borrower is as set forth in the preamble to this Note, and the Borrower does not currently conduct, nor has the Borrower, during the last five (5) years conducted, business under any other name or trade name.

4.2              Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower of this Note and the Transaction Documents, and the performance by the Borrower of all of its Obligations hereunder and thereunder, has been duly and validly authorized and approved by the Borrower and, its members and managers pursuant to all applicable Laws and no other action or Consent on the part of its manager, members or any other Person is necessary or required by the Borrower to execute this Note and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Obligations hereunder and thereunder. This Note and each of the Transaction Documents have been duly and validly executed by the Borrower (and the officer executing this Note and all such other Transaction Documents is duly authorized to act and execute same on behalf of the Borrower) and constitute the valid and legally binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5

4.3              Organizational Documents. The Borrower has furnished to the Lender true, complete and correct copies of its by-laws, certificate of incorporation or similar organizational and governing documents (the “Organizational Documents”). Except for the Organizational Documents there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Borrower.

4.4              No Conflicts; Consents and Approvals. The execution, delivery and performance of this Note and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby will not: (i) constitute a violation of or conflict with the Organizational Documents of the Borrower; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which the Borrower is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Borrower or any of its Assets. The Borrower is not in violation of its Organizational Documents and the Borrower is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Borrower in default or breach) under, and the Borrower has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Borrower is a party or by which any property or Assets of the Borrower is bound or affected. The business of the Borrower is not being conducted, and shall not be conducted so long as the Lender holds this Note, in violation of any Law. Except as specifically contemplated by this Note, the Borrower is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Note or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which the Borrower is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Borrower is not aware of any facts or circumstances which might give rise to any of the foregoing.

4.5              Absence of Litigation or Adverse Matters. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Encumbrances granted to the Lender under the Transaction Documents; (ii) could adversely affect the ability of the Borrower to perform its Obligations under the Transaction Documents; (iii) would constitute a default under any of the Transaction Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect. In addition: (vi) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of the Borrower’s knowledge, threatened or contemplated by, against or affecting the Borrower, its business or Assets; (vii) there are no outstanding Judgments against or affecting the Borrower, its business or Assets; (viii) the Borrower is not in breach or violation of any Contract; and (ix) the Borrower has not received any material complaint from any customer, supplier, vendor or employee.

6

4.6              Title to Assets. The Borrower has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Borrower as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Borrower’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

4.7              Compliance with Laws. To the knowledge of the Borrower and its officers, the Borrower is and at all times has been in full compliance with all Laws. The Borrower has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

4.8              Labor and Employment Matters. The Borrower is not involved in any labor dispute or, to the knowledge of the Borrower, is any such dispute threatened. To the knowledge of the Borrower and its officers, none of the employees of the Borrower is a member of a union and the Borrower believes that its relations with its employees are good. To the knowledge of the Borrower and its officers, the Borrower has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

4.9              Tax Matters. The Borrower has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Borrower has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Borrower has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim. The Borrower has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Borrower regarding Taxes.

7

4.10          Permits. The Borrower possesses all Permits necessary to conduct its business, and the Borrower has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Borrower is in full compliance with the respective requirements of all such Permits.

4.11          Illegal Payments. Neither the Borrower, nor any manager, director, officer, agent, employee or other Person acting on behalf of the Borrower has, in the course of his or her actions for, or on behalf of, the Borrower: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.12          Related Party Transactions. Except for arm’s length transactions pursuant to which the Borrower made payments in the Ordinary Course of Business upon terms no less favorable than the Borrower could obtain from third parties, none of the officers, managers, directors or employees of the Borrower, nor any equity holder who own, legally or beneficially, five percent (5%) or more of the ownership interests of the Borrower (each a “Material Equity Holder”), is presently a party to any transaction with the Borrower (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, manager, director or such employee or Material Equity Holder or, to the best knowledge of the Borrower, any other Person in which any officer, manager, director, or any such employee or Material Equity Holder has a substantial or material interest in or of which any officer, director or employee of the Borrower or Material Equity Holder is an officer, manager, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Borrower and any officer, manager, director or employee of the Borrower or any Material Equity Holder, or between any of them, relating to the Borrower and its business.

During the course of this Note, Borrower is only to continue secured obligations, and no other secured obligations of Borrower are permitted without first obtaining express permission or notice from Lender.

4.13          Internal Accounting Controls. The Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

8

4.14          Seniority. No indebtedness or other equity or security of the Borrower is senior to this Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby). Further, this Note is secured by all assets and intellectual property of Borrower.

4.15          Brokerage Fees. There is no Person acting on behalf of the Borrower who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Note or the consummation of the transactions contemplated hereby.

4.16          Full Disclosure. All the representations and warranties made by the Borrower herein, and all of the financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Lender in connection with or in furtherance of this Note or pertaining to the transaction contemplated herein, whether made or given by the Borrower, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

5.            Covenants.

5.1             Legal Existence. The Borrower shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Borrower is presently conducting.

5.2             Seniority. While any amounts remain outstanding under this Note, without the prior written consent of the Lender, the Borrower shall not permit any indebtedness of the Borrower to be senior to this Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

5.3             Tax Liabilities. The Borrower shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Borrower or any of its properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

5.4             Notice of Proceedings. The Borrower shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Borrower, give written notice to the Lender of all threatened or pending Proceedings before any Governmental Authority or otherwise affecting the Borrower or any of its Assets.

5.5             Material Adverse Effect. The Borrower shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Borrower, give written notice to the Lender of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

9

5.6             Notice of Default. The Borrower shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Lender in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

5.7             Maintain Property. The Borrower shall at all times maintain, preserve and keep all of its Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Borrower deem appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Borrower shall permit the Lender to examine and inspect such Assets at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default hereunder or under any Transaction Documents, the Lender shall, at the Borrower’s expense, have the right to make additional inspections without providing advance notice.

5.8             Maintain Insurance. The Borrower shall at all times insure and keep insured with insurance companies acceptable to Lender, all insurable property owned by the Borrower which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks.

6.            Lost or Stolen Note. Upon notice to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Lender to the Borrower in a form reasonably acceptable to the Borrower and, in the case of mutilation, upon surrender and cancellation of the Note, the Borrower shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

7.            Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York County in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10

8.            Indemnity and Expenses. The Borrower agrees:

8.1              To indemnify and hold harmless the Lender and each of its partners, employees, agent and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, attorneys’ fees and expenses) in any way arising out of or in connection with this Note; and

8.2              To pay and reimburse the Lender upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the Lender may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Borrower to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Note, the repayment of any or all of the principal or interest owed pursuant hereto, and the termination of this Note.

9.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity.

10.         Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Borrower and the Lender and shall not be construed against any person as the drafter hereof.

11.         Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12.         Notice. Notice shall be given to each party at the address indicated in the preamble or at such other address as provided to the other party in writing.

[signature page follows]

11

IN WITNESS WHEREOF, the parties have caused this Note to be executed on and as of as of the date first written above.

Borrower

By:	/s/ Ellen O’Connor Vos
Name: Ellen O’Connor Vos
Title: CEO

Date: October 28, 2021

Principal Amount: Up To $3,000,000

[ signature page to Promissory Note]

12

EXHIBIT A

REVOLVING BORROWING SCHEDULE

Draw Amount/Principal Borrowed	Date Borrowed	Date Repaid

13